Exhibit 10.10

TRELLIS EARTH PRODUCTS, INC.

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "Agreement") is made as of the date set forth below, by and between TRELLIS EARTH PRODUCTS, INC., an Oregon corporation (the "Company"), and the other signatories to this Agreement who hold shares, of the Company's Common Stock (each an "Equity Holder" or collectively, the "Equity Holders").

RECITALS:

The Company intends to issue and sell shares of its Seed Series Preferred Stock to qualified investors. In connection with the issuance and sale of such securities, the Company and the Equity Holders desire to agree to exchange the Equity Holders' shares of Common Stock into shares of the Company's Seed Series Preferred Stock on the terms and conditions described in this Agreement.

The parties agree as follows:

AGREEMENT:

Exchange and Investors' Rights Agreement. All of the shares of Company Common Stock held by Equity Holder on the date of this Agreement are hereby exchanged for an equal number of fully paid and nonassessable shares of the Company's Seed Series Preferred Stock. As a holder of Seed Series Preferred Stock, each Equity Holder will also be entitled to enter into the Company's Investors' Rights Agreement as an Investor and receive the benefits, subject to the terms and conditions, described in that agreement.

2. Exchange of Certificates. Concurrent with the delivery of this signed Agreement by each Equity Holder to the Company, Equity Holder shall deliver to the Company all certificates evidencing Equity Holder's shares of Company Common Stock, duly endorsed to effect transfer of such shares to the Company. Promptly following the mutual execution of this Agreement and the receipt of Equity Holder's certificates, the Company will issue and deliver to the Equity Holders a certificate for the number of shares of Seed Series Preferred Stock to which such holder is entitled to receive pursuant to this Agreement (the "Securities").

3. Representations and Warranties of the Company. Company represents and warrants the following to Equity Holder.

3.1 Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of Oregon; and the Company has full corporate power and authority to transact the business in which it is engaged, and full power, authority and legal right to make this Agreement, and to incur and perform its obligations hereunder.

3.2 Authority; No Contravention. The making and performance by the Company of this Agreement, and the issuance of the Securities pursuant to the exchange, (a) have been duly authorized by all necessary corporate action of the Company, and (b) do not and will not violate any provision of any applicable law, rule, regulation or order of any court, regulatory commission, board or other administrative agency or any provision of the Company's articles of incorporation or bylaws.

 3.3 Binding Obligations. This Agreement has been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

 3.4 Approvals. No authorization, consent, license, or approval of, or filing or registration with, or notification to, any governmental body or regulatory authority is required for the execution, delivery, or performance by the Company of this Agreement.

4.        Representation and Warranties of Equity Holder. Each Equity Holder

(severally and not jointly) covenants, represents, and warrants to the Company that:

 4.1 Title. Equity Holder has good right, title and interest in and to such Equity Holder's respective shares of Company Common Stock, is the sole owner of such shares, and holds such shares free of all mortgages, pledges, liens, encumbrances, and charges of any kind.

 4.2 Power. Equity Holder has full power and authority to execute and comply with the terms and provisions of this Agreement. No provision of any agreement, instrument or understanding to which Equity Holder is a party or by which Equity Holder is bound has been or will be violated by the execution, delivery or performance of Equity Holder's obligations under this Agreement. This Agreement, when executed and delivered shall constitute a valid, legal, and binding obligation of Equity Holder, enforceable in accordance with its terms (except as enforcement may be limited by bankruptcy, reorganization, insolvency, or other similar laws affecting creditors' rights generally, or by the application of general principles of equity).

 4.3 Securities Law Representations and Warranties. Equity Holder has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, but is being offered and sold pursuant to exemptions from such laws, and that the Company's reliance upon such exemptions is predicated in part on Equity Holder's representations contained herein. Equity Holder acknowledges that the Company is relying in part upon Equity Holder's representations and warranties contained herein for the purpose of qualifying the offer and sale of the Securities for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations.

(a) Purchase Entirely for Own Account. The Securities will be acquired for investment for Equity Holder's own account, not as a nominee or agent, and not with a view to distributing all or any part thereof. Equity Holder has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the Securities Act or any applicable state securities law. Equity Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities. If other than an individual, Equity Holder also represents Equity Holder has not been organized for the purpose of acquiring the Securities.

(b) Sophistication. Equity Holder is experienced in evaluating and investing in private placement transactions in companies in a similar stage of development as the Company, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities.

(c) Suitability. The investment in the Securities is suitable for Equity Holder based upon its investment objectives and financial needs, and Equity Holder has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Securities. Equity Holder's overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Securities will not cause such overall commitment to become excessive.

(d) Receipt of Information. Each Equity Holder believes that such Equity Holder has received all the information Equity Holder considers necessary or appropriate for deciding whether to exchange Equity Holder's shares of Company Common Stock for the Securities. Each Equity Holder further represents that such Equity Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the exchange and the business, properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to such Equity Holder or to which such Equity Holder had access.

(e) Restricted Securities. Equity Holder realizes that (1) the Securities have not been registered under the Securities Act, are characterized under the Securities Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and (2) there is presently no public market for the Securities and Equity Holder would most likely not be able to liquidate its investment in the event of an emergency or to pledge the Securities as collateral security for loans. Equity Holder's financial condition is such that it is unlikely that Equity Holder would need to dispose of any of the Securities in the foreseeable future. In this connection, Equity Holder represents that it is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(1)           Legends. It is understood that the certificates evidencing the Securities may bear one or more legends, including a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ",SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

5.            Miscellaneous Provisions.

5.1 Cooperation. Equity Holder agrees to fully cooperate with the Company in executing all required agreements and approvals to evidence the exchange.

5.2 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Oregon as applied to contracts executed, delivered, and performed solely within this state.

5.3 Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.4 Amendments and Waivers. Except as specifically provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated orally or by any act or failure to act, but only by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below each signor's signature.

TRELLIS EARTH PRODUCTS, INC.

By:
William Collins, CEO and President
Date:

[SIGNATURE PAGE OF EQUITY HOLDER FOLLOWS]

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